UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

Vycor Medical, Inc.

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3651 FAU Blvd., Suite 300, Boca Raton, FL		33431

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-558-2006

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01  Entry Into a Material Definitive Agreement

On May 12, 2011, the Company entered into a Supplement to a prior Consulting Agreement with Fountainhead Capital Management Limited (“FCM”), originally entered into on February 10, 2010 and amended September 29, 2010, to recognize FCM’s expanded responsibilities as a result of the acquisition by the Company of the assets of NovaVision, Inc.  Under the terms of the Supplement, commencing January 1, 2011 the Company will pay to FCM an additional monthly retainer of $29,000. This additional monthly retainer shall be accrued and paid out to FCM at the option of FCM as follows: (i) in Vycor stock at any time at $0.0225 per share; or (ii) in cash following the closing of a fundraising of no less than $2.5 million or on the sale of the Company or a substantial part of the assets thereof at any time after June 30, 2011. Notwithstanding, FCM shall have the option to receive up to $5,000 of the additional monthly retainer in cash each month, commencing April 1, 2011. In addition, the term of the Consulting Agreement was extended to May 5, 2013. Other than as supplemented, the Consulting Agreement remains in full force and effect according to its terms.  A copy of the Supplement is attached as Exhibit 10.1 and incorporated herein by this reference.

Reference is made to the Form 8-K filed by the Company on February 10, 2010 with respect to the original Consulting Agreement and the Form 8-K filed by the Company on September 29, 2010 with respect to the amended Consulting Agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(d) Exhibits

10.1

Supplement to Consulting Agreement dated as of May 12, 2011 by and between Vycor Medical, Inc. and Fountainhead Capital Management Limited

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

/s/ David Cantor

By:________________________

Name:

David Cantor

Title:

President

Dated:

May 12, 2011